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                                                                   Exhibit 10.21
                                    FORM OF
                    SCIENTIFIC ADVISORY BOARD AND CONSULTANT
                                   AGREEMENT


This Scientific Advisory Board and Consultant Agreement (this "Agreement") is entered into effective as of __________, 2000, by and between Keryx Biopharmaceuticals, Inc., a Delaware corporation, with a mailing address at 216 Jaffa Road, Jerusalem 94383 Israel ("the Corporation") and Moshe Oren, Ph.D., with a mailing address of ____________________________________________________
(the "Advisor").

1.   Services of the Advisor.
     -----------------------

     (a) The Advisor agrees to perform scientific advisory services for the Corporation as a member of its Scientific Advisory Board and shall provide consultant services, devoting such time, attention, knowledge and skill as reasonably requested by the Corporation's Board of Directors or their designee, and as the interests, needs, business or opportunities of the Corporation shall require, at such time and place as the Corporation's Board of Directors or their designee shall reasonably request (the "Services"), for a period of three (3) years, unless earlier terminated in accordance with Section 3 (the "Services Period"). The Services Period may be extended for additional one (1) year periods upon the written agreement of the parties hereto.

     (b) The Corporation acknowledges that the Advisor is an employee of the Weizmann Institute (the "Institute") and is subject to the Institute's policies, including policies concerning consulting, conflicts of interest, and intellectual property.

     (c) The scope of the Advisor's work as a consultant of the Corporation shall be the modulation of protein kinase activity by short peptides or derivatives thereof (the "Project"). To the best of the parties' knowledge, the Project does not overlap or conflict with any work the Advisor is doing at the Institute.

2.   Compensation for Service Rendered.
     ---------------------------------

     (a) Monthly Consulting Fee. The Corporation shall pay the Advisor in his capacity as a consultant to the Corporation at a rate of two thousand dollars ($2,000) per month, payable monthly in arrears upon presentation of an invoice.

     (b) Stock Options. Within twenty one (21) days of the execution of this Agreement by the Advisor, the Board of Directors of the Corporation or a duly formed committee thereof shall issue to the Advisor an option to purchase one thousand (1,000) shares of the Corporation's Common Stock at a price equal to offering price at the initial public offering of the Corporation's Common Stock. Of these, five hundred (500) shall be deemed vested as of the date of grant and the balance shall vest in two equal annual installments, with the first occurring on the first anniversary of the date of the grant, provided that on the each vesting date the Advisor is still being retained pursuant to this or a similar agreement with the Corporation. Such options shall be deemed to have been granted pursuant to, and

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     shall be governed by, the Corporation's stock option program applicable to consultants to the Corporation. If this Agreement is terminated by the Corporation or the Advisor for any reason prior to the expiration of its term, the Corporation shall have the right to repurchase the vested portion of such options (or the shares resulting from the exercise of such options if such exercise has occurred) at the then-current fair market value of such shares or options, as reasonably determined by the Board of Directors of the Corporation. Such right shall be exercised by the Corporation and payment made, if at all, within ninety (90) days after the effective date of such termination.

3.   Termination.  The obligation of the Advisor to perform the Services may be
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     terminated by the Corporation during the Services Period with respect to the Advisor for any reason, with or without cause, upon the agreement of a majority of the Corporation's Board of Directors.

     The Advisor may voluntarily terminate his obligation to perform the Services for the Corporation at any time and for any reason (a "Voluntary Termination"). However, the Advisor agrees to provide thirty (30) days advance notice prior to the effective date of termination.

4.   Agreement Not to Compete.  During the Services Period and for twelve (12)
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     months thereafter, the Advisor agrees that he will not affiliate in any material role, including affiliation as an employee, consultant agent, or contractor, with any business enterprise which is in direct conflict or competition with the Corporation in the modulation of protein kinases to discover or develop pharmaceutical products (the "Field") nor will he found, promote or become a shareholder, partner, or owner in any other enterprise which competes with the Corporation in the Field other than as stockholder of up to five percent (5%) of the outstanding stock of any publicly traded corporation. Notwithstanding the foregoing, nothing in this Section shall prevent or inhibit the Advisor from conducting academic research in subjects related to the Field provided that the Advisor complies with the confidentiality obligations set forth in Section 7, below. In addition, the Corporation acknowledges and agrees that the Advisor's activities in connection with his employment by the Institute shall not be considered competitive and nothing in this Agreement shall affect the Advisor's obligations to, or research on behalf of, the Institute, including, without limitation, obligations or research of the Advisor in connection with a transfer by the Institute of materials or intellectual property developed in whole or in part by the Advisor, or in connection with research collaborations.

5.   Noninterference With Employees.  The Advisor agrees that for a period of
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     twelve (12) months following the termination of the performance of the
     Services for the Corporation by the Advisor, the Advisor will not interfere with or attempt to impair the relationship between the Corporation and any of its employees, consultants, and advisors, nor will the Advisor attempt to solicit, to entice, to hire, or otherwise to induce any employee, consultant, or advisor of the Corporation to terminate association with the Corporation.

6.   Remedies in the Event of Breach. The Corporation and the Advisor understand
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     and agree that any breach or threatened breach by the Corporation or the
     Advisor

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     of any of the provisions set forth in Section 4 and 5, cannot be remedied solely by the recovery of damages, and in the event of any such breach or threatened breach, the Corporation and the Advisor, as the case may be, shall be entitled to seek injunctive relief, restraining the Advisor or the Corporation, as the case may be, and any business, firm, corporation, individual, or other entity participating in such breach or attempted breach from engaging in any activity which would constitute a breach. The Corporation and the Advisor further agree that any dispute arising under the terms of this Agreement, other than a dispute that would be remedied by injunctive relief, shall be decided in accordance with the then current rules of the American Arbitration Association, and any arbitration award may be entered in a court of competent jurisdiction and enforced as a judgment thereof. Any such arbitration shall be heard at an appropriate location in the City of New York. Nothing herein, however, shall be construed as prohibiting the Corporation or the Advisor from pursuing, in conjunction with an injunction or otherwise, any other remedies available in equity for any such breach or threatened breach, including the recovery of damages.

7.   Non-Disclosure and Developments.
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  (a) Advisor shall not at any time, whether during or after the termination of this Agreement, disclose to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Corporation or of any third party which the Corporation is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, patent applications, products, designs, methods, know-how, techniques systems, processes, software programs, works of authorship customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing the Advisor's duties on behalf of the Corporation, and the Advisor shall keep secret all matters entrusted to the Advisor and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly to the Corporation.

     Further, the Advisor agrees that during the term of this Agreement, the Advisor shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation, or other materials of any nature arising out of, or in connection with, this Agreement otherwise than for the benefit of the Corporation. The Advisor further agrees that he shall not, after the termination of this Agreement, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it is agreed that all of the foregoing shall be and remain the sole and exclusive property of the Corporation and that immediately upon the termination of this Agreement, the Advisor shall deliver all of the foregoing, and all copies thereof in his possession or under his control, to the Corporation, at its main office.

     Notwithstanding the foregoing, the Advisor may disclose information (i) received from a third party (other than the Corporation) which is not subject to any confidentiality restriction, (ii) required by law to be disclosed, including,

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     by way of example and not limitation, pursuant to a subpoena or other discovery device or a court order, or (iii) already in the public domain.

  (b) All products, concepts, ideas and other work product of the Advisor relating to the Project and resulting from the Services the Advisor provides to the Corporation pursuant to this Agreement (herein called "Developments") , whether patentable or not, shall be deemed to be the exclusive property of the Corporation. The Advisor shall promptly disclose to the Corporation (or any persons designated by it) each such Development. The Advisor hereby unconditionally assigns any rights (including, but not limited to, any copyrights and trademarks) the Advisor may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Corporation and its assigns without further compensation, as may be necessary to ensure the Corporation's ownership of such Developments, and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Corporation.

     The Advisor shall during this Agreement, and at any time thereafter, at the request and cost of the Corporation, promptly sign, execute make and do all such deeds, documents, acts and things as the Corporation and its duly authorized agents may reasonably require (iv) to apply for, obtain register and vest in the name of the Corporation alone (unless the Corporation otherwise directs) letters patents, copyrights, trademarks or other analogous protection relating to the Developments in any country throughout the world and when so obtained or vested to renew and restore the same; and
     (v) to defend any judicial opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

     In the event the Corporation is unable, after reasonable effort, to secure the Advisor's signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to the Developments, whether because of the Advisor's physical or mental incapacity or for any other reason whatsoever, the Advisor hereby irrevocably designated and appoints the Corporation and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in the Advisor's behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademarks registrations, or any other legal protection thereon with the same legal force and effect as if executed by the Advisor.

     It is understood that any intellectual property or Developments which the Advisor has developed, or in the future may develop, which is or will be, owned or licensed by his current employer or any other permitted employer of his (other than the Corporation) shall not be subject to this Agreement. It is further understood that in the event that there is reasonable uncertainty whether certain information which Advisor has obtained is required to be disclosed to the Corporation pursuant to this Subsection
     (b), Advisor

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     shall have a reasonable amount of time to consult with his current employer or any other permitted employer of Advisor to whom such information may belong before determining whether or not to disclose such information to the Corporation.

  (c) Advisor agrees that any breach of this Agreement by Advisor will cause irreparable damage to the Corporation and that in the event of such breach the Corporation shall have, in addition to any and all remedies of law, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of the Advisor's obligations hereunder.

  (d) The Advisor further represents that his performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his obligation to perform Services for the Corporation. The Advisor has not entered into, and agrees that he shall not enter into, any agreement either written or oral in conflict herewith.

8.  Independent Contractor.
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 (a) The Advisor agrees that in rendering the Services hereunder, the Advisor and any person employed by, or subcontracting with, the Advisor to perform the Services, shall act (and be considered for all purposes) as an independent contractor of the Corporation, and not as an employee or agent of the Corporation. In his capacity as an independent contractor, the Advisor agrees and represents, and the Corporation agrees, that the
     Advisor: (i) has the right to control and direct the means and methods of performing the Services by himself, his employees, and his subcontractors;
     (ii) will provide supervision of all his employees and subcontractors assigned to perform the Services; (iii) will utilize and pay for the Advisor's, and his employees' and subcontractors' own tools and equipment, and will reimburse the Corporation for the use of the Corporation's equipment and administrative services, facilities and other consideration provided by the Corporation; (iv) shall receive compensation from the Corporation only as set forth herein and will not participate in benefits of any sort which the Corporation offers to its subcontractors; (v) shall, to the extent practical, keep his equipment, materials, drawings, and the like separate from any Corporation property, and will not remove any Corporation property from the premises without prior written approval by an authorized representative of the Corporation; (vi) maintain a place of business at a location other than the premises of the Corporation; (vii) will not require that he, his employees, or his subcontractors be trained by the Corporation in the professional skills necessary to perform the Services, though the Corporation may give general directions and orientation instructions; (viii) shall be fully liable for the grossly negligent or willful injurious acts or omissions of himself, his employees, or his subcontractors, causing harm to persons or property, but shall not be liable for consequential damages due to defects in performance; and (ix) shall deal with the Advisor's employees' or subcontractors' trade or union representatives, negotiate all employee and subcontractor disputes and terminate or change all employee or subcontractor assignments as necessary.

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   (b) Inasmuch as the Advisor and the Corporation are contractors independent of one another, neither has the authority to bind the other to any third person or otherwise to act in any way as the representative of the other, unless otherwise expressly agreed to in writing signed by both parties hereto. The Advisor agrees not to represent himself as the Corporation's agent for any purpose to any party unless specifically authorized, in advance and in writing, to do so, and then only for the limited purposes(s) stated in such authorization. This prohibition includes the use by the Advisor of the Corporation's stationery and forms; all contracts with third parties shall be made on the Advisor's own stationery and in the Advisor's own name, as appropriate. The Advisor agrees to assume full liability for any contracts or agreements the Advisor, his employees, or his subcontractors, if any, enter into on behalf of the Corporation without the express knowledge and written consent of the Corporation.

  (c) The Corporation shall indemnify and hold blameless the Advisor against any claims, losses, expenses, costs, obligations, and liabilities arising out of, or in connection with, the performance of the Services by the Advisor, except for (i) such claims, losses expenses, costs, obligations, and liabilities as arise out of the gross negligence or willful injurious acts or omissions of the Advisor and (ii) such claims, losses, expenses, costs, obligations, and liabilities as the Advisor may be answerable to the Corporation for.

9.   Taxes.  The Advisor shall be responsible for the withholding, and payment,
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     as required by law, of all federal, state, and local taxes imposed on the
     Advisor because of the performance of the Services hereunder. Further, the Advisor shall comply with all federal, state, and local benefits laws applicable to the Advisor, including making deductions and contributions for social security and unemployment taxes. Each party to this Agreement shall otherwise be responsible for the payment of any other taxes imposed upon it or him in connection with, or as a result of, this Agreement.

10.  Site of Services.  The Advisor will perform the Services at a location
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     other than the premises of the Corporation if possible, or if the Services are such that the Services must be performed on the Corporation's premises, the Corporation shall provide the Advisor with office space and facilities commensurate with that provided to its own employees to the extent necessary to perform the Services specified by this Agreement. The Advisor will restrict the performance of the Services to a separate assigned work area as much as is feasible.

11.  Travel Expenses.  The Corporation will reimburse the Advisor for all
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     reasonable travel expenses, approved in advance by the Corporation, upon receipt of supporting documentation.

12.  Inventions.  The Corporation shall compensate the Advisor on a case-by-case
     ----------
     basis for any third party inventions licensed, assigned, or otherwise acquired by the Corporation through the efforts of the Advisor or conceived and reduced to practice by the Advisor and not otherwise the property of the Corporation in whole or in part.

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13.  Non-Exclusive Right.  The Corporation may contract with individuals other
     -------------------
     than the Advisor for the Services. The Advisor does not have an exclusive right to provide the Services to the Corporation.

14.  Waiver.   Any waiver by the Corporation of a breach of any provision of
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     this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

15.  Severability.  If for any reason any clause or provision of this Agreement,
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     or the application of any such clause or provision in a particular context or to a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall, nevertheless, remain in full force and effect.

16.  Governing Law.   This Agreement shall be governed by, and construed in
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     accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed, and the Advisor has executed this Agreement, as of the date first set forth above.



     KERYX BIOPHARMACEUTICALS, INC.  ADVISOR



     By:__________________________         By:_________________________


     Name: _______________________


     Title: ______________________

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